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                                                                       EXHIBIT 5
                                   ROGER M. BARZUN
                                   ATTORNEY AT LAW
                                  60 HUBBARD STREET
                             CONCORD, MASSACHUSETTS 01742
                                                      TELEPHONE:  (508) 287-4275
                                                      FACSIMILE:  (508) 287-4276



                                                                October 28, 1997
Wahlco Environmental Systems, Inc.
3600 West Segerstrom Avenue
Santa Ana, California 92704-6495

Gentlemen:

I am General Counsel of Wahlco Environmental Systems, Inc. and in that capacity, this opinion is delivered to you in connection with the registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission on behalf of Wahlco Environmental Systems, Inc. (the "Company"), under the Securities Act of 1933 relating to 882,450 shares of the common stock, $0.01 par value per share (the "COMMON STOCK") of the Company issuable under the Company's Second Amended and Restated Stock Incentive Plan (the "PLAN").

I am familiar with the Company's Restated Certificate of Incorporation, By-Laws and its corporate minute book as well as the Registration Statement. I have also examined such other documents, records and certificates and made such further investigation as I have deemed necessary for the purposes of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Company pursuant to the Option Agreements in the form in effect on the date hereof, when issued against receipt of the agreed purchase price therefor and in conformity with the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

I understand that this opinion is to be used in connection with the Registration Statement and accordingly I consent to the filing of this opinion as an exhibit to the Registration Statement. I further consent to the reference to me in Item 5 ("Interests of Named Experts and Counsel") of Part II of the Registration Statement.

                                                               Very truly yours,

                                                            /s/  Roger M. Barzun


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